EXHIBIT 10.1


                           THE RCSB FINANCIAL, INC.
                       NON-EMPLOYEE DIRECTOR STOCK PLAN

                                  ARTICLE I

                             PURPOSE OF THE PLAN

     The purpose of the RCSB Financial, Inc. (''the Company'') 1996 Non-Employee Director Stock Plan is to promote shareholder value by increasing the proprietary interest of Non-Employee Directors in the Company which aligns their interests more closely with those of the Company's shareholders; and to attract and retain highly qualified and capable Non-Employee Directors by offering them competitive compensation for their services as directors of the Company.


                                  ARTICLE II

                                 DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 ''Annual Retainer''. The annual cash retainer fee payable by the Company to a Non-Employee Director for services as a director of the Company or any subsidiary of the Company, as such amount may be changed from time to time.

     2.2  ''Award''.     An award granted to a Non-Employee Director under the
Plan  in  the  form  of  Options  or  Shares.

     2.3  ''Board''.      The  Board  of  Directors  of  RCSB  Financial, Inc.

     2.4  ''The  Company''.      RCSB  Financial,  Inc.

     2.5  ''Non-Employee Director''.   A director of the Company who is not an
employee  of  the  Company  or  any  subsidiary  of  the  Company.

     2.6 ''Option''.   An option to purchase Shares awarded under Article VIII
of this Plan in accordance with the 1992 RCSB Stock-Based Compensation Plan as amended.

     2.7  ''Option Grant Date''.   The date upon which an Option is granted to
a  Non-Employee  Director.

     2.8 ''Optionee''. A Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person as provided in Section 9(c) of the RCSB Financial, Inc. 1992 Stock-Based Compensation Plan.

     2.9 ''Plan''   The RCSB Financial, Inc. Non-Employee Director Stock Plan,
as  amended  and  restated  from  time  to  time.

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     2.10  ''Quarterly  Fees  Earned''.    The sum of one-fourth of the annual
retainer, Board Meeting and Committee Meeting fees and fees for services above and beyond those services in connection with his or her Board and committee responsibilities, payable to a Non-Employee Director for services as a director of the Company during a calendar quarter.

     2.11 ''Shares''.   Shares of the Common Stock, par value $1.00 per share,
of  the  Company.

     2.12  ''Stock  Award  Date''.   The date on which Shares are awarded to a
Non-Employee  Director.

     2.15 ''Stock Award Fair Market Value''. For the purposes of this Plan, the closing sale price of a Share of the Common Stock, as quoted in Nasdaq National Market listings, on the Stock Award Date as defined in the Plan.

     2.16  ''Stock  Option  Agreement''.      A  written  agreement  between a
Non-Employee Director and the Company evidencing an Option under the terms of the RCSB Financial, Inc. 1992 Stock-Based Compensation Plan.


                                 ARTICLE III

                          ADMINISTRATION OF THE PLAN

     3.1  Administrator  of  the Plan.   The Plan shall be administered by the
Human  Resources  Committee  of  the  Board  (''Committee'').

     3.2 Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3 Determinations of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without a meeting of the Committee by a written consent signed by all members of the Committee.

     3.4 Effect of Committee Determinations. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or for any settlement of any dispute between a Non-Employee Director and the Company. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.



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                                  ARTICLE IV

                            AWARDS UNDER THE PLAN

     Awards in the form of Options shall be granted to Non-Employee Directors under Article VIII of this Plan in accordance with the RCSB Financial, Inc. 1992 Stock-Based Compensation Plan as amended. Awards in the form of Shares may be granted to Non-Employee Directors in accordance with Articles IX and X. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.


                                  ARTICLE V

                                 ELIGIBILITY

     Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Articles VIII, IX and X.


                                  ARTICLE VI

                          SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares shall not exceed 500,000 Shares. The aggregate number of Shares which may be issued upon the exercise of Options is subject to the Shares available under Section 3 of the RCSB Financial, Inc. 1992 Stock-Based Compensation Plan which determines the total number of Shares which may be issued to employees or directors under that Plan.


                                 ARTICLE VII

  THE RCSB FINANCIAL, INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

     Non-Employee Directors may defer the payment of all or a specified portion of the compensation payable to the Non-Employee Director, including the annual retainer and meeting fees. The RCSB Financial, Inc. Non-Employee Director Deferred Compensation Plan (''the Deferral Plan'') requires an irrevocable election by the Director to make a deferral and the selection of a Deferral Payment Date. The Deferral Plan allows the Non-Employee Director to select a method to accrue interest earnings for prospective deferrals. One method provides interest based on the average rate of return on assets of Rochester Community Savings Bank while the other method provides earnings based on the change in stock price and dividends paid on deferred shares paid to a Non-Employee Director. The terms of the Deferral Plan shall govern any deferrals elected by Non-Employee Directors under the terms of this Plan.



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                                 ARTICLE VIII

                             NON-ELECTIVE OPTIONS

     Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

     8.1 Time of Grant. On the fourth Wednesday of May each year, each person who is a Non-Employee Director shall be granted an Option to purchase 1,000 Shares as provided by Section 11 of the RCSB Financial, Inc. 1992 Stock-Based Compensation Plan.

     8.2 Terms of the Grant. All of the terms of the grant including, but not limited to, the determination of the purchase price and all aspects of the exercisability of the grant shall be determined in accordance with the terms of the 1992 Stock-Based Compensation Plan.


                                  ARTICLE IX

                             NON-ELECTIVE SHARES

     Each Non-Employee Director shall be granted Shares, subject to the following terms and conditions:

     9.1 Time of Stock Award. On the first business day of each calendar quarter each person who is a Non-Employee Director shall be granted Shares in lieu of 20% of the Quarterly Fees Earned for the prior calendar quarter.

     9.2 Number of Shares. The number of Shares granted pursuant to this Article shall be the whole number of Shares equal to (i) 20% of the Quarterly Fees Earned for the prior calendar quarter for the Non-Employee Director, divided by (ii) the Stock Award Fair Market Value on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Quarterly Fees Earned shall be paid in cash unless the Non-Employee Director has elected to defer receipt of the compensation under the Deferral Plan. Where no deferral election exists, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a Shareholder of the Company with respect to such Shares and shall be entitled to vote the Shares. In the event the Non-Employee Director has elected to defer the compensation described in this article under the Deferral Plan, fractional Shares of stock shall be accumulated in the Deferral Plan and Shares in the Deferral Plan shall not be issued until the Deferral Payment Date elected under the terms of that plan.



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                                  ARTICLE X

                               ELECTIVE SHARES

     Each Non-Employee Director shall be granted Shares, subject to the following terms and conditions:

     10.1 Time of Grant. On the first business day of each calendar quarter, Shares shall be granted to each Non-Employee Director who, by December 31 of the prior calendar year, files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Non-Employee Director's Quarterly Fees Earned not already subject to Article IX of this Plan. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence by reason of becoming a Non-Employee Director after January 1 of that year, Shares shall be granted to such Non-Employee Director on the first day (the ''Effective Date'' ) which is six months after the date such Non-Employee Director files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Non-Employee Director's Quarterly Fees Earned not already subject to
Article IX of this Plan; provided, however, that such election may apply only to the Non-Employee Director's Quarterly Fees Earned earned after the Effective Date. An election pursuant to the first sentence of this Section
10.1 may be revoked or changed only on or prior to January 1 of any succeeding calendar year.

     10.2 Number of Shares. The number of Shares granted pursuant to this Article shall be the whole number of Shares equal to (i) the portion of the Quarterly Fees Earned for the prior calendar quarter which the Non-Employee Director has elected pursuant to Section 10.1 shall be payable in Shares, divided by (ii) the Stock Award Fair Market Value on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Quarterly Fees Earned shall be paid in cash unless the Non-Employee Director has elected to defer receipt of such compensation under the Deferral Plan. Where no deferral election exists, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a shareholder of the Company with respect to such Shares and shall be entitled to vote the Shares. In the event the Non-Employee Director has elected to defer the compensation described in this article under the Deferral Plan, fractional shares of stock shall be accumulated in the Deferral Plan and Shares in the Deferral Plan shall not be issued until the Deferral Payment Date elected under the terms of that plan.

                                  ARTICLE XI

                          AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that with regard to Options it complies with
Section  19  of  the  1992  Stock-Based  Compensation  Plan.



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                                 ARTICLE XII

                            ADJUSTMENT PROVISIONS

     If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted. Section 10 of the 1992 Stock-Based Compensation Plan describes circumstances requiring an adjustment and the effect of an adjustment on outstanding Options and available options.


                                 ARTICLE XIII

                                EFFECTIVE DATE

     The Plan shall be submitted to the shareholders of the Company for approval and, if approved by a majority of all the votes cast at the 1996 Annual Meeting of Shareholders, shall become effective as of the date of approval by the Board. If Shareholder approval is not obtained at the 1996 Annual Meeting of Shareholders, the Plan shall be nullified.



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